Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (file no. 333-296315) on Form S-8 of MasterBrand, Inc. of our report dated June 26, 2026, relating to our audit of the financial statements and supplemental schedule of the American Woodmark Corporation Retirement Savings Plan, which appears in this Annual Report on Form 11-K of American Woodmark Corporation Retirement Savings Plan for the fiscal year ended December 31, 2025.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
June 26, 2026